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                                                                    EXHIBIT 99.5

                     SENTIENT NETWORKS, INC. 1997 STOCK PLAN

                          NOTICE OF STOCK OPTION GRANT


               You have been granted the following option to purchase Common Stock of Sentient Networks, Inc. (the "Company"):

               Name of Optionee:                   [Name]

               Total Number of Shares Granted:     [TotalShares]

               Type of Option:                     [ISO] Incentive Stock Option

                                                   [NSO] Nonstatutory Stock
                                                   Option

               Exercise Price Per Share:           $[PricePerShare]

               Date of Grant:                      [DateGrant]

               Date Exercisable:                   This option may be
                                                   exercised, in whole or in
                                                   part, for 100% of the Shares
                                                   subject to this option at
                                                   any time after the Date of
                                                   Grant.

               Vesting Commencement Date:          [VestComDate]

               Vesting Schedule:                   The Right of Repurchase shall
                                                   lapse with respect to the
                                                   first 20% of the Shares
                                                   subject to this option upon
                                                   the Optionee's completion of
                                                   12 months of Service from the
                                                   Vesting Commencement Date and
                                                   an additional 1/60 of the
                                                   Shares on the [VestDay]day of
                                                   each month thereafter.

               Expiration Date:                    [ExpDate]

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1997 Stock Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:                            SENTIENT NETWORKS, INC.

                                     By:
------------------------------           --------------------------------------
                                     Title:
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